  Exhibit 99.1

FOR IMMEDIATE RELEASE

Rimini Street Announces Fiscal Fourth Quarter and Annual 2021 Financial Results

Quarterly revenue of $99.3 million, up 13.0% year over year
Fiscal year revenue of $374.4 million, up 14.6% year over year
Fiscal year gross margin 63.6% compared to prior year of 61.4%
Fiscal year operating cash flow of $66.9 million, up 59.0% year over year
2,849 Active Clients at December 31, 2021, up 14.6% year over year

LAS VEGAS, March 2, 2022 – Rimini Street, Inc. (Nasdaq: RMNI), a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner, today announced results for the fourth quarter and fiscal year ended December 31, 2021.

“For the fourth quarter and full year 2021, we achieved a unique combination of record revenue exceeding our guidance, margin expansion, strong revenue retention and cash flow generation,” stated Seth A. Ravin, Rimini Street co-founder, CEO and chairman of the board. “We continue to see a strong opportunity for Rimini Street’s expanding portfolio of enterprise software support solutions and continue building and maturing our go to market capability to launch, sell and deliver our full solutions portfolio to new and existing clients globally.”

“We produced another consecutive quarter of net income, further strengthened the balance sheet with record cash of $119.6 million at year end 2021 and today announced a common stock repurchase plan of up to $15 million,” stated Michael L. Perica, Rimini Street chief financial officer. “Additionally, for the full year, we achieved record net income, Adjusted EBITDA, operating cash flow and cash generation. We are also issuing guidance today for the first quarter and full year 2022 revenue and affirming our continued commitment to the long-term goals of increasing operating cash flow and growing earnings per share.”

Fourth Quarter 2021 Financial Highlights
•Revenue was $99.3 million for the 2021 fourth quarter, an increase of 13.0% compared to $87.8 million for the same period last year.
•Annual Recurring Revenue was $393 million for the 2021 fourth quarter, an increase of 12.6% compared to $349 million for the same period last year.
•Active Clients as of December 31, 2021 were 2,849, an increase of 14.6% compared to 2,487 Active Clients as of December 31, 2020.
•Revenue Retention Rate was 92% for both the trailing 12 months ended December 31, 2021 and for the comparable period ended December 31, 2020.
•Gross margin was 65.1% for the 2021 fourth quarter compared to 61.8% for the same period last year.
•Operating income was $12.7 million for the 2021 fourth quarter compared to $4.5 million for the same period last year.
•Non-GAAP Operating Income was $19.4 million for the 2021 fourth quarter compared to $11.9 million for the same period last year.
•Net income was $70.1 million for the 2021 fourth quarter compared to net income of $2.5 million for the same period last year.
•Non-GAAP Net Income was $77.8 million for the 2021 fourth quarter compared to $11.1 million for the same period last year.
•Adjusted EBITDA for the 2021 fourth quarter was $19.3 million compared to $12.9 million for the same period last year.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2021 Financial Results	page 2

•Basic and diluted earnings per share attributable to common stockholders was $0.81 and $0.77, respectively for the 2021 fourth quarter compared to a basic and diluted net loss per share of $(0.06) for the same period last year.
•Employee count as of December 31, 2021 was 1,666, a year-over-year increase of 16.9%.

Full Year 2021 Financial Highlights
•Revenue was $374.4 million for 2021, an increase of 14.6% compared to $326.8 million for 2020.
•Gross margin was 63.6% for 2021 compared to 61.4% for 2020.
•Operating income was $26.8 million for 2021 compared to $17.9 million for 2020.
•Non-GAAP Operating Income was $55.0 million for 2021 compared to $41.1 million for 2020.
•Net income was $75.2 million for 2021 compared to net income of $11.6 million for 2020.
•Basic and diluted net earnings per share attributable to common stockholders was $0.54 per share and $0.51 per share, respectively for 2021 compared to a basic and diluted net loss per share of $(0.21) per share for 2020.
•Non-GAAP Net Income was $107.6 million for 2021 compared to $36.2 million for 2020.
•Adjusted EBITDA was $55.8 million for 2021 compared to $42.6 million for 2020.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures, why we believe they are meaningful and how they are calculated is also included under the heading “About Non-GAAP Financial Measures and Certain Key Metrics.”

Fourth Quarter 2021 Company Highlights
•Announced that the U.S. Patent Office granted the Company a new patent for Rimini Street Artificial Intelligence Support Applications, which reduced case resolution times by an average of 23% and helps the Company deliver an industry-leading client experience. For the fourth quarter, the Company achieved an average client satisfaction rating on the Company’s support delivery of 4.9 out of 5.0 and achieved an average 4.9 out of 5.0 for the Company’s client onboarding services (where 5.0 is “excellent”).
•Announced representative new clients who switched to, or existing clients who expanded their agreements with, Rimini Street, including:
◦CHG Healthcare, the largest private healthcare staffing firm in the U.S.;
◦DPaschoal Group, Brazil’s leading automotive parts and service retail chain;
◦Korean Air, South Korea’s largest air carrier and a leading global airline;
◦Philippine Airlines, the flagship carrier airline of the Philippines;
◦Open Universities Australia, the leading online higher education marketplace in Australia;
◦Mitsubishi Corporate Life Sciences, a leading food ingredients manufacturer in Japan; and
◦ENEX, a leading furniture manufacturer in South Korea.
•Closed more than 9,700 support cases and delivered nearly 31,000 tax, legal and regulatory updates for 32 countries.
•Announced the appointment of Eric Helmer as chief technology officer (CTO), the establishment of the Office of the Chief Technology Officer (OCTO), Kevin Mease as chief product officer (CPO), Bill Carslay as GVP & GM, Global Professional Services, Frank Reneke as GVP & GM, Oracle Services, Jennifer Perry as GVP & GM, SAP Services, Emmanuel Richard to SVP & Theatre GM, North America and Gala Lyne to GVP & Regional GM, North America - East.
•Honored with Frost & Sullivan Best Practices Award for “Third-Party Enterprise Software Support Services Company of the Year.”
•Awarded the 2021 People’s Choice Stevie® Awards for Favorite Computer Services Company
•Rimini Street UK recognized in the top 10 for the 2021 UK’s Best Workplaces™, ranking favorably for the Company’s corporate social responsibility, job security and employee engagement program.
•Presented at numerous CIO and IT and procurement leader events worldwide.
•Supported charities around the world through the self-funded Rimini Street Foundation, providing financial contributions, volunteer hours and in-kind donations to further the Company’s mission of equal opportunity for all.

Business Outlook
The Company is providing first quarter 2022 revenue guidance to be in the range of $95.0 million to $96.0 million and full year 2022 revenue guidance to be in the range of $400.0 million to $410.0 million.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2021 Financial Results	page 3

Webcast and Conference Call Information
Rimini Street will host a conference call and webcast to discuss the fourth quarter and full year 2021 results and select first quarter 2022 performance to-date commentary at 5:00 p.m. Eastern Time / 2:00 p.m. Pacific Time on March 2, 2022. A live webcast of the event will be available on Rimini Street’s Investor Relations site at https://investors.riministreet.com. Dial-in participants can access the conference call by dialing (800) 708-4540 in the U.S. and Canada and enter the code 50279188. A replay of the webcast will be available for at least 90 days following the event.

Company’s Use of Non-GAAP Financial Measures
This press release contains certain “non-GAAP financial measures.” Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by U.S. generally accepted accounting principles, or GAAP. Non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, financial measures determined in accordance with GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release. Presented under the heading “About Non-GAAP Financial Measures and Certain Key Metrics” is a description and explanation of our non-GAAP financial measures.

About Rimini Street, Inc.
Rimini Street, Inc. (Nasdaq: RMNI) is a global provider of enterprise software products and services, the leading third-party support provider for Oracle and SAP software products and a Salesforce partner. The Company offers premium, ultra-responsive and integrated application management and support services that enable enterprise software licensees to save significant costs, free up resources for innovation and achieve better business outcomes. To date, more than 4,400 Fortune 500, Fortune Global 100, midmarket, public sector and other organizations from a broad range of industries have relied on Rimini Street as their trusted application enterprise software products and services provider. To learn more, please visit http://www.riministreet.com, follow @riministreet on Twitter and find Rimini Street on Facebook and LinkedIn. (IR-RMNI)

Forward-Looking Statements
Certain statements included in this communication are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “may,” “should,” “would,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “seem,” “seek,” “continue,” “future,” “will,” “expect,” “outlook” or other similar words, phrases or expressions. These forward-looking statements include, but are not limited to, statements regarding our expectations of future events, future opportunities, global expansion and other growth initiatives and our investments in such initiatives. These statements are based on various assumptions and on the current expectations of management and are not predictions of actual performance, nor are these statements of historical facts. These statements are subject to a number of risks and uncertainties regarding Rimini Street’s business, and actual results may differ materially. These risks and uncertainties include, but are not limited to, the amount and timing of repurchases, if any, under our stock repurchase program and our ability to enhance stockholder value through such program; the impact of our credit facility’s ongoing debt service obligations and financial and operational covenants on our business and related interest rate risk, including uncertainty from the discontinuance of LIBOR and transition to any other interest rate benchmarks; the duration of and operational and financial impacts on our business of the COVID-19 pandemic and related economic impact, as well as the actions taken by governmental authorities, clients or others in response to the continuance of the pandemic; catastrophic events that disrupt our business or that of our current and prospective clients, including terrorism and geopolitical actions specific to an international region; changes in the business environment in which Rimini Street operates, including inflation and interest rates, and general financial, economic, regulatory and political conditions affecting the industry in which Rimini Street operates; adverse developments in pending litigation or any new litigation; our need and ability to raise additional equity or debt financing on favorable terms and our ability to generate cash flows from operations to help fund increased investment in our growth initiatives; the sufficiency of our cash and cash equivalents to meet our liquidity requirements, including under our credit facility; our ability to maintain an effective system of internal control over financial reporting and our ability to remediate any identified material weaknesses in our internal controls; changes in laws and regulations, including changes in tax laws or unfavorable outcomes of tax positions we take, or a failure by us to establish adequate reserves for tax events; competitive product and pricing activity; challenges of managing growth profitably; the customer adoption of our recently introduced products and services, including our Application Management Services (AMS) offerings, in addition to other products and services we expect to introduce in the future; the loss of one or more members of Rimini Street’s management team; our ability to attract and retain qualified personnel; uncertainty as to the long-term value of Rimini Street’s equity securities; the effects of seasonal trends on our results of operations, including the contract renewal cycles for vendor supplied software support and managed services; our ability to prevent unauthorized access to our information technology systems, protect the confidential information of our employees and clients and comply with privacy and data protection regulations; and those discussed under the heading “Risk Factors” in Rimini Street’s Annual Report on Form 10-K filed on March 2, 2022, and as updated from time to time by Rimini Street’s future Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings by Rimini Street with the Securities and Exchange Commission. In addition, forward-looking statements provide Rimini Street’s expectations, plans or forecasts of future events and views as of the date of this communication. Rimini Street anticipates that subsequent events and

Rimini Street Announces Fiscal Fourth Quarter and Annual 2021 Financial Results	page 4

developments will cause Rimini Street’s assessments to change. However, while Rimini Street may elect to update these forward-looking statements at some point in the future, Rimini Street specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing Rimini Street’s assessments as of any date subsequent to the date of this communication.

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© 2022 Rimini Street, Inc. All rights reserved. “Rimini Street” is a registered trademark of Rimini Street, Inc. in the United States and other countries, and Rimini Street, the Rimini Street logo, and combinations thereof, and other marks marked by TM are trademarks of Rimini Street, Inc. All other trademarks remain the property of their respective owners, and unless otherwise specified, Rimini Street claims no affiliation, endorsement, or association with any such trademark holder or other companies referenced herein.

Rimini Street Announces Fiscal Fourth Quarter and Annual 2021 Financial Results	page 5

RIMINI STREET, INC.
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except per share amounts)

ASSETS	December 31, 2021	December 31, 2020
Current assets:
Cash and cash equivalents	$119,571	$87,575
Restricted cash	419	334
Accounts receivable, net of allowance of $576 and $723, respectively	135,447	117,937
Deferred contract costs, current	14,985	13,918
Prepaid expenses and other	16,340	13,456
Total current assets	286,762	233,220
Long-term assets:
Property and equipment, net of accumulated depreciation and amortization of $13,278 and $10,985, respectively	4,435	4,820
Operating lease right-of-use assets	12,722	17,521
Deferred contract costs, noncurrent	21,524	21,027
Deposits and other	1,786	1,476
Deferred income taxes, net	64,033	1,871
Total assets	$391,262	$279,935
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Current maturities of long-term debt	$3,664	$—
Accounts payable	5,708	3,241
Accrued compensation, benefits and commissions	36,558	38,026
Other accrued liabilities	26,124	21,154
Operating lease liabilities, current	4,227	3,940
Deferred revenue, current	253,221	228,967
Total current liabilities	329,502	295,328
Long-term liabilities:
Long-term debt, net of current maturities	79,655	—
Deferred revenue, noncurrent	47,047	27,966
Operating lease liabilities, noncurrent	12,511	15,993
Accrued PIK dividends payable	—	1,193
Liability for redeemable warrants	—	2,122
Other long-term liabilities	2,933	2,539
Total liabilities	471,648	345,141
Redeemable Series A Preferred Stock:
Authorized 180 shares; issued and outstanding no shares and 155 shares, respectively. Liquidation preference of $--, net of discount of $-- and $154,911, net of discount of $17,057, respectively	—	137,854
Stockholders' deficit:
Preferred Stock, $0.0001 par value per share. Authorized 99,820 shares (excluding 180 shares of Series A Preferred Stock); no other series has been designated	—	—
Common Stock, $0.0001 par value. Authorized 1,000,000 shares; issued and outstanding 87,107 and 74,406 shares, respectively	9	8
Additional paid-in capital	149,234	98,258
Accumulated other comprehensive loss	(2,724)	(318)
Accumulated deficit	(225,789)	(301,008)
Treasury stock	(1,116)	—
Total stockholders' deficit	(80,386)	(203,060)
Total liabilities, redeemable preferred stock and stockholders' deficit	$391,262	$279,935

Rimini Street Announces Fiscal Fourth Quarter and Annual 2021 Financial Results	page 6

RIMINI STREET, INC.
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Revenue	$99,279	$87,828	$374,430	$326,780
Cost of revenue	34,657	33,584	136,464	126,211
Gross profit	64,622	54,244	237,966	200,569
Operating expenses:
Sales and marketing	32,429	30,298	128,496	114,741
General and administrative	15,444	14,063	64,172	52,222
Impairment charges related to operating lease right-of-use assets	1,256	1,167	1,649	1,167
Litigation costs and related recoveries:
Litigation settlement expense	7,530	—	7,530	—
Professional fees and other costs of litigation	2,327	4,246	16,457	13,493
Insurance costs and recoveries, net	(7,111)	—	(7,111)	1,062
Litigation costs and related recoveries, net	2,746	4,246	16,876	14,555
Total operating expenses	51,875	49,774	211,193	182,685
Operating income	12,747	4,470	26,773	17,884
Non-operating income and (expenses):
Interest expense	(812)	(42)	(1,550)	(77)
Loss from change in fair value of redeemable warrants	(1,160)	(1,152)	(4,183)	(1,394)
Other income (expenses), net	(720)	473	(1,605)	(258)
Income before income taxes	10,055	3,749	19,435	16,155
Income taxes	60,002	(1,242)	55,784	(4,569)
Net income	$70,057	$2,507	$75,219	$11,586

Net income (loss) attributable to common stockholders	$70,057	$(4,238)	$45,197	$(15,223)

Net income (loss) per share attributable to common stockholders:
Basic	$0.81	$(0.06)	$0.54	$(0.21)
Diluted	$0.77	$(0.06)	$0.51	$(0.21)
Weighted average number of shares of Common Stock outstanding:
Basic	86,898	76,325	84,318	71,231
Diluted	90,780	76,325	88,970	71,231

Rimini Street Announces Fiscal Fourth Quarter and Annual 2021 Financial Results	page 7

RIMINI STREET, INC.
GAAP to Non-GAAP Reconciliations
(In thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2021	2020	2021	2020
Non-GAAP operating income reconciliation:
Operating income	$12,747	$4,470	$26,773	$17,884
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,746	4,246	16,876	14,555
Stock-based compensation expense	2,606	2,036	9,710	7,461
Impairment charges related to operating lease right-of-use assets	1,256	1,167	1,649	1,167
Non-GAAP operating income	$19,355	$11,919	$55,008	$41,067
Non-GAAP net income reconciliation:
Net income	$70,057	$2,507	$75,219	$11,586
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,746	4,246	16,876	14,555
Loss on change in fair value of redeemable warrants	1,160	1,152	4,183	1,394
Stock-based compensation expense	2,606	2,036	9,710	7,461
Impairment charges related to operating lease right-of-use assets	1,256	1,167	1,649	1,167
Non-GAAP net income	$77,825	$11,108	$107,637	$36,163
Non-GAAP Adjusted EBITDA reconciliation:
Net income	$70,057	$2,507	$75,219	$11,586
Non-GAAP adjustments:
Interest expense	812	42	1,550	77
Income taxes	(60,002)	1,242	(55,784)	4,569
Depreciation and amortization expense	632	493	2,404	1,813
EBITDA	11,499	4,284	23,389	18,045
Non-GAAP adjustments:
Litigation costs and related recoveries, net	2,746	4,246	16,876	14,555
Loss on change in fair value of redeemable warrants	1,160	1,152	4,183	1,394
Stock-based compensation expense	2,606	2,036	9,710	7,461
Impairment charges related to operating lease right-of-use assets	1,256	1,167	1,649	1,167
Adjusted EBITDA	$19,267	$12,885	$55,807	$42,622
Calculated Billings:
Revenue	$99,279	$87,828	$374,430	$326,780
Deferred revenue, current and noncurrent, end of the period	300,268	256,933	300,268	256,933
Deferred revenue, current and noncurrent, beginning of the period	243,682	204,297	256,933	235,498
Change in deferred revenue	56,586	52,636	43,335	21,435
Calculated billings	$155,865	$140,464	$417,765	$348,215

Rimini Street Announces Fiscal Fourth Quarter and Annual 2021 Financial Results	page 8

About Non-GAAP Financial Measures and Certain Key Metrics
To provide investors and others with additional information regarding Rimini Street’s results, we have disclosed the following non-GAAP financial measures and certain key metrics. We have described below Active Clients, Annualized Recurring Revenue and Revenue Retention Rate, each of which is a key operational metric for our business. In addition, we have disclosed the following non-GAAP financial measures: non-GAAP operating income, non-GAAP net income, EBITDA, adjusted EBITDA and Billings. Rimini Street has provided in the tables above a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. Due to a valuation allowance for our deferred tax assets, there were no tax effects associated with any of our non-GAAP adjustments. These non-GAAP financial measures are also described below.

The primary purpose of using non-GAAP measures is to provide supplemental information that management believes may prove useful to investors and to enable investors to evaluate our results in the same way management does. We also present the non-GAAP financial measures because we believe they assist investors in comparing our performance across reporting periods on a consistent basis, as well as comparing our results against the results of other companies, by excluding items that we do not believe are indicative of our core operating performance. Specifically, management uses these non-GAAP measures as measures of operating performance; to prepare our annual operating budget; to allocate resources to enhance the financial performance of our business; to evaluate the effectiveness of our business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of our results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communications with our board of directors concerning our financial performance. Investors should be aware however, that not all companies define these non-GAAP measures consistently.

Billings represents the change in deferred revenue for the current period plus revenue for the current period.

Active Client is a distinct entity that purchases our services to support a specific product, including a company, an educational or government institution, or a business unit of a company. For example, we count as two separate active clients when support for two different products is being provided to the same entity. We believe that our ability to expand our active clients is an indicator of the growth of our business, the success of our sales and marketing activities, and the value that our services bring to our clients.

Annualized Recurring Revenue is the amount of subscription revenue recognized during a fiscal quarter and multiplied by four. This gives us an indication of the revenue that can be earned in the following 12-month period from our existing client base assuming no cancellations or price changes occur during that period. Subscription revenue excludes any non-recurring revenue, which has been insignificant to date.

Revenue Retention Rate is the actual subscription revenue (dollar-based) recognized over a 12-month period from customers that were clients on the day prior to the start of such 12-month period, divided by our Annual Recurring Revenue as of the day prior to the start of the 12-month period.

Non-GAAP Operating Income is operating income adjusted to exclude: litigation costs and related recoveries, net, stock-based compensation expense and impairment charge related to operating right-of-use assets. The exclusions are discussed in further detail below.

Non-GAAP Net Income is net income adjusted to exclude: litigation costs and related recoveries, net, loss on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets. These exclusions are discussed in further detail below.

Specifically, management is excluding the following items from its non-GAAP financial measures, as applicable, for the periods presented:

Litigation Costs and Related Recoveries, Net: Litigation costs and the associated insurance and appeal recoveries relate to outside costs of litigation activities. These costs and recoveries reflect the ongoing litigation we are involved with, and do not relate to the day-to-day operations or our core business of serving our clients.

Loss on Change in Fair Value of Redeemable Warrants: We have excluded the gains and losses on redeemable warrants related to the change in fair value of these instruments given the financial nature of this fair value requirement. We are not able to manage these amounts as part of our business operations nor are the costs core to serving our clients, and therefore we have excluded them.

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Stock-Based Compensation Expense: Our compensation strategy includes the use of stock-based compensation to attract and retain employees. This strategy is principally aimed at aligning the employee interests with those of our stockholders and to achieve long-term employee retention, rather than to motivate or reward operational performance for any particular period. As a result, stock-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Impairment Charges Related to Operating Lease Right-of-Use Assets: This relates to an impairment charge related to our leased assets for a portion of one of our locations as we no longer use the space.

EBITDA is net income adjusted to exclude: interest expense, income tax expense, and depreciation and amortization expense.

Adjusted EBITDA is EBITDA adjusted to exclude: litigation costs and related recoveries, net, gain (loss) on change in fair value of redeemable warrants, stock-based compensation expense and impairment charge related to operating right-of-use assets, as discussed above.

Investor Relations Contact
Dean Pohl
Rimini Street, Inc.
+1 925 523-7636
dpohl@riministreet.com

Media Relations Contact
Vikki Hansen
Rimini Street, Inc.
+1 708 556-3185
vhansen@riministreet.com